UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2025 (March 5, 2025)

ARCADIUM LITHIUM PLC
(Exact name of registrant as specified in its charter)

Bailiwick of Jersey	001-38694	98-1737136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 2550 Philadelphia, PA United States 19103	Suite 12, Gateway Hub Shannon Airport House Shannon, Co. Clare Ireland V14 E370

(Address of principal executive offices, including zip code)

215-299-5900	353-1-6875238

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $1.00 per share	ALTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 6, 2025, Rio Tinto Western Holdings Limited, a private limited company incorporated under the laws of England & Wales (“Parent”), and Rio Tinto BM Subsidiary Limited, a private limited company incorporated under the laws of England & Wales (“Buyer”), completed the previously announced acquisition of Arcadium Lithium plc, a public limited company incorporated under the Laws of the Bailiwick of Jersey (the “Company” or “Arcadium”), by means of a court-sanctioned scheme of arrangement (the “Scheme”) under the Companies (Jersey) Law 1991 (the “Transaction”) pursuant to the previously announced Transaction Agreement, dated as of October 9, 2024 (the “Transaction Agreement”), by and among Parent, Buyer and Arcadium. Upon the consummation of the Transaction, Arcadium became a wholly-owned subsidiary of Buyer.

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On March 5, 2025, the Company entered into a Consent and Waiver (the “Waiver”) among the Company, Livent Corporation (“Livent”), Livent USA Corp. (f/k/a FMC Lithium USA Corp.), Arcadium Lithium Financing IRL Limited, Arcadium Lithium Intermediate IRL Limited, the lenders party thereto and Citibank, N.A. as administrative agent, relating to the Amended and Restated Credit Agreement, dated as of September 1, 2022 (as amended by the Joinder and First Amendment, dated as of January 4, 2024, and the Second Amendment to the Amended and Restated Credit Agreement, dated as of January 30, 2025, the “Credit Agreement”). Pursuant to the Waiver, the lenders under the Credit Agreement, among other things, waived defaults and events of default under the Credit Agreement that would result from the consummation of the Transaction until March 14, 2025.

Supplemental Indenture

On March 6, 2025, the Company and Livent entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to that certain Indenture, dated as of June 25, 2020, by and among the Company, Livent and U.S. Bank Trust Company, National Association (as amended and supplemented by the First Supplemental Indenture thereto, dated as of January 4, 2024, the Second Supplemental Indenture thereto, dated as of January 1, 2025, and the Third Supplemental Indenture, the “Indenture”), which Indenture governs Livent’s 4.125% Convertible Senior Notes due 2025 (the “Notes”).

Pursuant to the Third Supplemental Indenture, from and after the effective date of the Transaction, the Reference Property (as defined in the Indenture) has become composed entirely of cash, and, as a result, the Conversion Obligation (as defined in the Indenture) has been calculated based on an amount in cash, without interest, equal to $5.85 (the “Per Share Consideration”) per Company Share (as defined below), which is, from, and including, March 6, 2025, the effective date of the Transaction, up to, and ending at the closing of business on March 25, 2025 (the “Make-Whole Fundamental Change Period”), an amount of cash equal to $1,624.81 per $1,000 principal amount of converted Notes. This amount of cash is equal to a conversion rate of 277.7457 per $1,000 principal amount of Notes multiplied by the Per Share Consideration (the “Increased Conversion Rate”).

A conversion of Notes made at any time after the Make-Whole Fundamental Change Period will receive an amount of cash equal to $1,611.44 per $1,000 principal amount of converted Notes. This amount of cash is equal to a conversion rate of 275.459331 per $1,000 principal amount of Notes multiplied by the Per Share Consideration.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report, and which is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02 and 5.03 is incorporated herein by reference.

At the effective time of the Scheme (the “Effective Time”), each of the issued and outstanding ordinary shares, par value $1.00 per share, of the Company (each, a “Company Share”), including the Company Shares represented by CHESS depositary interests (“CDIs”) issued by the Company and listed on the securities exchange operated by

ASX Limited (“ASX”), was transferred from the shareholders of the Company to Buyer in exchange for the right to receive an amount in cash, without interest, equal to $5.85 per Company Share, subject to any required withholding taxes (the “Consideration”).

At the Effective Time, or promptly thereafter on the day of the occurrence of the Effective Time, the Company’s Register of Members was updated in accordance with the terms of the Scheme to reflect the transfer of the Company ordinary shares under the Scheme to Buyer.

At the Effective Time, the Company’s outstanding equity awards were treated as follows:

•	Restricted Stock Units: Each outstanding restricted stock unit with respect to Company Shares (each a “Company RSU”) that was held by a non-employee director was cancelled and converted into the right to receive the Consideration. Each other outstanding Company RSU was cancelled and exchanged for an award of restricted stock units with respect to a number of ordinary shares of Rio Tinto plc (a “Listed Share”), determined by multiplying the number of Company Shares subject to such Company RSU by the Equity Award Conversion Ratio (as defined in the Transaction Agreement).

•	Restricted Share Rights: Each outstanding restricted share right with respect to Company Shares, whether vested or unvested (each, a “Restricted Share Right”), was cancelled and exchanged for an award of restricted share rights with respect to a number of Listed Shares, determined by multiplying the number of Company Shares subject to such Restricted Share Right by the Equity Award Conversion Ratio.

•	Stock Options: Each outstanding stock option with respect to Company Shares, whether vested or unvested (each, a “Company Stock Option”), was cancelled and exchanged for an option to purchase a number of Listed Shares determined by multiplying (i) the number of Company Shares subject to such Company Stock Option by (ii) the Equity Award Conversion Ratio, rounded down to the nearest whole share. Such stock option had a per-share exercise price determined by dividing (i) the exercise price per Company Share at which such Company Stock Option was exercisable immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio, rounded up to the nearest whole cent.

The foregoing summaries of the Transaction and the Transaction Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Transaction Agreement, which was previously attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 9, 2024. The Transaction Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The disclosures required by this item are included in Item 1.01 and are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, Company Shares were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “ALTM” and the CDIs were listed and traded on the ASX under the trading symbol “LTM”. On March 6, 2025, the Company notified the NYSE that the Transaction had become effective and requested that trading of the Company Shares on the NYSE be suspended prior to the opening of trading on March 6, 2025. In addition, the Company requested that the NYSE promptly file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and/or registration on Form 25 to delist Company Shares from the NYSE and deregister Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NYSE is expected to file the Form 25 on March 6, 2025. As a result, the Company Shares will no longer be listed on the NYSE. Upon effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of all of the Company’s securities registered under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. On March 6, 2025 (AEDT), at the request of the Company, trading of the CDIs on the ASX were suspended prior to the opening of trading on the ASX. The CDIs are expected to be delisted from the ASX on or around March 17, 2025 (AEDT).

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding Company Share was exchanged for the right to receive an amount equal to $5.85 in cash, without interest and subject to applicable withholding taxes.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

At the Effective Time, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Buyer.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, each of Peter Coleman, Paul Graves, Alan Fitzpatrick, Christina Lampe-Önnerud, Fernando Oris de Roa, Florencia Heredia, John Turner, Leanne Heywood, Michael Barry, Pablo Marcet, Robert Pallash and Steven Merkt ceased to be a director (and removed from all committees thereof, as applicable) of the Company, effective as of the Effective Time. On March 6, 2025, shortly after the Effective Time, Jennifer Pekman and Brendan Molloy were appointed as directors of the Company.

On March 5, 2025, the Company made an internal announcement that Gilberto Antoniazzi, Vice President, Chief Financial Officer and Treasurer, will be leaving the Company after helping with the transition related to the Transaction, and that Sara Ponessa, Vice President, General Counsel and Secretary, will also be leaving the Company.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2025, shortly after the Effective Time, the articles of association of the Company were amended and restated to approve the validity of a unanimous written consent by all members in lieu of a general meeting of the Company. A copy of the amended and restated articles of association of the Company is filed as Exhibit 3.1 to this Current Report, and is incorporated into this Item 5.03 by reference.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Articles of Association of Arcadium Lithium plc, adopted on March 6, 2025
4.1	Third Supplemental Indenture
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2025	ARCADIUM LITHIUM PLC

	By:	/s/ Gilberto Antoniazzi
Gilberto Antoniazzi
Vice President and Chief Financial Officer